                                                                      EXHIBIT 11

                         American Greetings Corporation
                         ------------------------------

                       Computation of Earnings Per Share
                       ---------------------------------

                                                    (Unaudited)                                            (Unaudited)
                                              Six Months Ended August 31,                        Three Months Ended August 31,
                                        ----------------------------------------            ----------------------------------------
                                              1995                     1994                       1995                  1994
                                              ----                     ----                       ----                  ----
Average number of
  common shares outstanding                 74,424,282                74,254,245                74,469,837                74,297,953
                                        ==============            ==============            ==============            ==============

Net income (thousands)                  $       52,329            $       46,578            $       15,029            $       13,416
                                        ==============            ==============            ==============            ==============

Primary earnings per share              $          .70            $          .63            $          .20            $          .18
                                        ==============            ==============            ==============            ==============


                                       Computation of Fully-Diluted Earnings Per Share  (a)
                                       -----------------------------------------------

                                                    (Unaudited)                                            (Unaudited)
                                              Six Months Ended August 31,                        Three Months Ended August 31,
                                        ----------------------------------------            ----------------------------------------
                                              1995                     1994                       1995                  1994
                                              ----                     ----                       ----                  ----
Average number of common
shares outstanding
on a fully diluted
basis assuming exercise of
stock options based on
the treasury stock method
using the ending market price
which was higher than the
average market price                        75,610,620                75,578,443                75,656,175                75,622,152
                                        ==============            ==============            ==============            ==============

Net income (thousands)                  $       52,329            $       46,578            $       15,029            $       13,416
                                        ==============            ==============            ==============            ==============

Fully-diluted earnings
  per share                             $          .69            $          .62            $          .20            $          .18
                                        ==============            ==============            ==============            ==============

(a)  This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3%
dilution results.